                                                                      Exhibit 10

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 333-83718) pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated
(a) March 24, 2006, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2006, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

Fort Wayne, Indiana                                        /s/ Ernst & Young LLP
April 24, 2006